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                                                                   EXHIBIT 23.12


                CONSENT OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

         We consent to the reference to our firm name in this Registration Statement and the reference to our firm name and our reports providing estimates of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000 and September 30, 2000 in this Form S-4 of Devon Energy Corporation.


                                                  GILBERT LAUSTSEN JUNG
                                                  ASSOCIATES LTD.

                                                  /s/ HARRY JUNG

                                                  Harry Jung, P. Eng.
                                                  Executive Vice President


Calgary, Alberta

September 13, 2001